As filed with the Securities and Exchange Commission on December 16, 1998.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  GENRAD, INC.
               (Exact name of issuer as specified in its charter)

            Massachusetts                              04-1360950
   --------------------------------       ------------------------------------
   (State or other jurisdiction of        (I.R.S. employer identification no.)
    incorporation or organization)

                   7 Technology Park Drive, Westford, MA 01886
                   -------------------------------------------
                    (Address of principal executive offices)

                                ----------------

                          GENRAD CHOICE INVESTMENT PLAN
                              (Full title of plan)

                                ----------------
                                                           Copy to:
            James F. Lyons                       Constantine Alexander, Esq.
President and Chief Executive Officer           Nutter, McClennen & Fish, LLP
             GenRad, Inc.                          One International Place
       7 Technology Park Drive                Boston, Massachusetts 02110-2699
          Westford, MA 01886                           (617) 439-2000
            (978) 589-7000
     (Name, address and telephone
     number of agent for service)


                                ----------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                    Proposed
Title of each class of securities to   Amount being registered   maximum offering      Proposed maximum            Amount of
           be registered                         (1)             price per share    aggregate offering price   registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                               500,000 Shares         $16.78(2)             $8,390,000(2)           $2,332.42(2)
$1.00 par value per share
==================================================================================================================================

(1) This Registration Statement covers 500,000 shares of Common Stock that may be purchased for participants' accounts in accordance with the GenRad Choice Investment Plan (the "Plan"). Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be purchased in accordance with said Plan as a result of a stock dividend, stock split or other recapitalization. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Calculated based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on December 14, 1998.



================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         GenRad, Inc. (the "Company") and the Plan hereby incorporate by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998 and the Plan's Annual Report on Form 11-K for the Plan's fiscal year ended December 31, 1997;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, July 4 and October 3, 1998, and its Current Report on Form 8-K dated June 22, 1998, as amended on July 10, 1998; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 (File No. 333-57251).

         All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         The Company's By-laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by the laws of the Commonwealth of Massachusetts.

         Section 67 of Chapter 156B of the Massachusetts General Laws, which is applicable to the Company as a Massachusetts corporation, provides as follows:

         "Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

         "No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         "The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

         "A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

         The Company provides officers' and directors' liability insurance for its officers and directors and has entered into indemnification agreements with each of its executive officers providing contractual indemnification by the Company to the fullest extent permissible under the laws of the Commonwealth of Massachusetts.

Item 7.  Exemption from Registration.
         ----------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         See the exhibit index immediately preceding the exhibits attached hereto. The registrant has submitted the Plan and all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner, and has made (and hereby undertakes to make) all changes required by the IRS in order to qualify the Plan (or keep the Plan qualified) under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.
         -------------

         (a)    The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's Certificate of Incorporation and By-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westford, Massachusetts, on the 16th day of December, 1998.

                                     GENRAD, INC.


                                     By:  /s/ James F. Lyons
                                          --------------------------------------
                                          James F. Lyons
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

        Signatures                      Title                          Date
        ----------                      -----                          ----

/s/ James F. Lyons       President, Chief Executive Officer      December 16, 1998
----------------------            and Director
James F. Lyons


/s/ Walter A. Shephard       Chief Financial Officer and         December 16, 1998
-----------------------      Principal Accounting Officer
Walter A. Shephard


/s/ William S. Antle                 Director                    December 16, 1998
-----------------------
William S. Antle


/s/ Russell A. Gullotti              Director                    December 16, 1998
-----------------------
Russell A. Gullotti


/s/ Lowell B. Hawkinson              Director                    December 16, 1998
-----------------------
Lowell B. Hawkinson


/s/ Richard G. Rogers                Director                    December 16, 1998
-----------------------
Richard G. Rogers

        Signatures                      Title                          Date
        ----------                      -----                          ----


/s/ William G. Scheerer              Director                    December 16, 1998
-----------------------
William G. Scheerer


/s/ Adriana Stadecker                Director                    December 16, 1998
-----------------------
Adriana Stadecker


/s/ Ed Zschau                        Director                    December 16, 1998
-----------------------
Ed Zschau


Pursuant to the requirements of the Securities Act of 1933, the administrator of the GenRad Choice Investment Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, Commonwealth of Massachusetts, on December 16, 1998.

GENRAD CHOICE INVESTMENT PLAN

By:  GenRad, Inc.

By: /s/ Walter A. Shephard
   ---------------------------
Name:   Walter A. Shephard
     -------------------------
Title:  VP & CFO
       -----------------------

                                  EXHIBIT INDEX

Exhibit No.       Title                                                  Page
-----------       -----                                                  ----


    4.1           GenRad Choice Investment Plan                            8


     5            Opinion of Nutter, McClennen & Fish, LLP                64


   23.1           Consent of Nutter, McClennen & Fish, LLP            Contained in
                                                                        Exhibit 5

   23.2           Consent of PricewaterhouseCoopers LLP                   66


   23.3           Consent of PricewaterhouseCoopers LLP                   67